Exhibit 23.3

Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statement Nos. 333-122789, 333-128048, 333-158734, 333-158736, 333-166358 and 333-180932 on Form S-8 and Registration Statement No. 333-173822 on Form S-3 of our report dated February 10, 2011, relating to the 2010 financial statements (before retrospective adjustments to the financial statements) of CTE Petrochemicals Company (not presented herein), appearing in this Annual Report on Form 10-K of Celanese Corporation for the year ended December 31, 2012.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
February 8, 2013